Exhibit 10.4

AGA MEDICAL HOLDINGS, INC.

2006 EQUITY INCENTIVE PLAN

Form of Incentive Stock Option

Section 1.                                          Grant of Option.

(a)           This certificate evidences an incentive stock option (this “Stock Option”) granted by AGA Medical Holdings, Inc., a Delaware corporation (the “Company”), on [•]to [•] (the “Participant”), an employee of the Company or an Affiliate that is also a “subsidiary corporation” (as defined in Section 424 of the Code) with respect to the Company, pursuant to the Company’s 2006 Equity Incentive Plan (as from time to time in effect, the “Plan”).  Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, a total of [•] shares of common stock of the Company (the “Shares”) at [•] per Share, which is not less than the fair market value of the Shares on the date of grant of this Stock Option.  The latest date on which this Stock Option, or any part thereof, may be exercised is [•] (the “Final Exercise Date”).  The Stock Option evidenced by this certificate is intended to be an incentive stock option as defined in Section 422.

(b)           This Stock Option shall be exercisable, if at all, in the following cumulative installments prior to the Final Exercise Date:

as to [•] Shares on and after [•];

as to an additional [•] Shares on and after [•]; and

as to an additional [•] Shares on and after [•]; and

as to an additional [•] Shares on and after [•]; and

as to an additional [•] Shares on and after [•].

This Stock Option may become exercisable earlier if so determined by the Administrator in its sole discretion or in the circumstances described in Section 7(a)(3) of the Plan, where applicable.  For the avoidance of doubt, however, the occurrence of a public offering of the common stock of the Company (whether or not a Qualified Public Offering) shall not result in an acceleration of the exercisability of this Stock Option except as the Administrator may otherwise determine in its sole discretion.

Notwithstanding the foregoing, upon termination of the Participant’s Employment, any portion of this Stock Option that is not then exercisable shall immediately expire and the remainder of this Stock Option, if any, will remain exercisable for three months (unless termination of the Participant’s Employment resulted from reasons that in the determination of the Administrator cast such discredit on the Participant as to justify immediate forfeiture of this Stock Option (“Cause”), in which case this entire Stock Option shall immediately expire and no portion thereof shall remain exercisable); provided, that  any portion of this Stock Option held by the Participant immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for one year following the Participant’s death; further provided, that in no event shall any portion of this Stock Option be exercisable after the Final Exercise Date.

Section 2.                                          Exercise of Stock Option.

Each election to exercise this Stock Option shall be in writing, signed by the Participant or the Participant’s executor or administrator or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan.  Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows:  (i) by delivery of cash or check acceptable to the Administrator; (ii) upon and following an initial public offering of the Company, through a broker-assisted exercise program acceptable to the Administrator; or (iii) through any combination of the foregoing.  In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

Section 3.                                          Notice of Disposition.

The person exercising this Stock Option shall notify the Company when making any disposition of the Shares acquired upon exercise of this Stock Option, whether by sale, gift or otherwise.  No disposition of the Shares that does not comply with Section 6(a)(9) and Exhibit B of the Plan shall be permitted.

Section 4.                                          Restrictions on Transfer of Shares; Repurchase Rights.

(a)           Transfer Restrictions.  If at the time this Stock Option is exercised the Company or any of its stockholders is a party to any agreement restricting the transfer of any outstanding shares of the Company’s common stock, the Administrator may provide that this Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).  Without limiting the generality of the foregoing or of Section 7 below, the Participant expressly acknowledges that any Shares acquired upon exercise of this Stock Option are subject to the provisions of Section 6(a)(9) and Exhibit B of the Plan.

(b)           Repurchase Rights.  Each Share acquired upon exercise of this Stock Option shall be subject to the provisions of this Section 4(b), and the Participant, by exercising this Stock Option, agrees to take such actions then or thereafter as the Administrator may from time to time require to effectuate or facilitate the administration of this Section 4(b).

(i)            Upon termination of the Participant’s Employment for any reason (including, without limitation, as a result of death, disability, incapacity, retirement, resignation, or dismissal with or without Cause) at any time prior to a Qualified Public Offering, the Company shall have the right and option, but not the obligation, (the “Repurchase Right”) to purchase from the Participant or such other person as then holds Shares acquired upon exercise of this Stock Option, or any of them, any or all of the Shares acquired upon exercise of this Stock Option.  If the Company exercises the Repurchase Right it shall pay the holder as the purchase price for any Share so purchased an amount (the “Purchase Price”) equal to the fair market value of such Share (determined as hereinafter provided) as of the date of such repurchase; provided, that if termination of Employment was for Cause, the Purchase Price shall equal the lower of such fair market value or the exercise price paid upon exercise of this Stock Option for such Shares pursuant to Section 2 above.  For the purposes of this Section 4(b), the “fair market value” of a Share on any date shall equal its fair market value determined in good faith by the Administrator on a basis consistent with the manner of determining the fair market value of the common stock of the Company for purposes of offering such common stock to equity investors.

(ii)           The Company may exercise the Repurchase Right described in Section 4(b)(i) above as to any Share by giving the holder of the Share a written notice of election to purchase at any time after the later of (A) the date of the termination of the Participant’s Employment, or (B) the date on which such Share is acquired upon exercise of this Stock Option, but not later than the date which falls seven months after the later of (A) and (B).  Any such notice of election shall specify the number of Shares to be purchased and the Purchase Price for such Shares.  The closing for the purchase by the Company of such Shares pursuant to the provisions of this Section 4(b) will take place at the offices of the Company on the date specified in such written notice, which date shall be a business day not later than sixty (60) days after the date such notice is given.  At such closing, the holder of the Share or Shares to be repurchased shall deliver such Shares, duly endorsed for transfer, against payment in full (in cash or by certified or official bank check) of the Purchase Price therefor.

(iii)            In the event that the Company chooses not to exercise its Repurchase Right under this Section 4(b), the Shares subject to the Repurchase Right shall thereafter cease to be subject thereto.

(iv)          In order to facilitate the repurchase by the Company of Shares acquired upon exercise of this Stock Option, the stock certificates representing the Shares shall, for so long as such Shares are subject to repurchase pursuant to this Section 4(b), remain in the custody of the Company.

Section 5.                                          Withholding; Agreement to Provide Security.

If at the time this Stock Option is exercised the Administrator determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this Stock Option, this Stock Option may not be exercised unless the person exercising this Stock Option remits to the Company any amounts determined by the Company to be required to be withheld upon exercise (or makes other arrangements satisfactory to the Company for the payment of such taxes) and gives such security as the Company deems adequate to meet its potential liability for the withholding of tax upon a disposition of the Shares and agrees to augment such security from time to time in any amount reasonably determined by the Company to be necessary to preserve the adequacy of such security.

Section 6.                                          Nontransferability of Stock Option.

This Stock Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution and is exercisable during the Participant’s lifetime only by the Participant.

Section 7.                                          Provisions of the Plan.

This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the date of the grant of this Stock Option has been furnished to the Participant.  By exercising all or any part of this Stock Option, the Participant agrees to be bound by the terms of the Plan and this certificate.  All initially capitalized terms used herein will have the meaning specified in the Plan (including without limitation Exhibit B thereof), unless another meaning is specified herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

AGA MEDICAL HOLDINGS, INC.

Dated:	By:

Dated:	By: